UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2018

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Indenture and Notes” and “Capped Call Confirmations” is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

On July 3, 2018, Zillow Group, Inc. (the “Company”) closed its previously announced underwritten public offerings of (1) 6,557,017 shares of Class C capital stock of the Company, par value $0.0001 per share (the “Shares”), which includes 855,263 Shares sold pursuant to the underwriters’ option to purchase additional Shares that was exercised in full on July 2, 2018 (the “Shares Offering”); and (2) $373,500,000 aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2023 (the “Notes”), which includes $48,750,000 principal amount of Notes sold pursuant to the underwriters’ option to purchase additional Notes that was exercised in full on July 2, 2018 (the “Notes Offering”), in each case pursuant to a shelf registration statement on Form S-3 (File No. 333-225918) and a related prospectus, together with the related prospectus supplements for the Shares Offering and the Notes Offering, filed with the Securities and Exchange Commission.

Indenture and Notes

On July 3, 2018, the Company entered into an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuance by the Company of the Notes (the “Indenture”). The Notes bear interest at a fixed rate of 1.50% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2019. The Notes are convertible into cash, shares of the Company’s Class C capital stock or a combination thereof and may be settled as described below. The Notes will mature on July 1, 2023, unless earlier repurchased, redeemed, or converted in accordance with their terms.

The net proceeds from the Notes Offering were approximately $364.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company used a portion of the net proceeds from the Notes Offering to pay the cost of the Capped Call Confirmations described below.

Prior to the close of business on the business day immediately preceding April 1, 2023, the Notes are convertible at the option of the holders only under certain conditions. On or after April 1, 2023, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at their option at the conversion rate then in effect, irrespective of these conditions. The Company will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of the Company’s Class C capital stock, or a combination of cash and shares of Class C capital stock, at its election. The conversion rate will initially be 12.7592 shares of Class C capital stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $78.37 per share of Class C capital stock). The conversion rate is subject to customary adjustments upon the occurrence of certain events. The Company may redeem for cash all or part of the Notes, at its option, on or after July 6, 2021, under certain circumstances at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (as defined in the Indenture).

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the Indenture). In addition, if certain fundamental changes occur, the Company may be required in certain circumstances to increase the conversion rate for any Notes converted in connection with such fundamental changes by a specified number of shares of its Class C capital stock.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults with respect to certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; be effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the Form of Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Capped Call Confirmations

In connection with the pricing of the Notes on June 28, 2018, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Confirmations”) with Goldman Sachs & Co. LLC , Citibank, N.A., Royal Bank of Canada, represented by RBC Capital Markets, LLC as its agent, and Bank of America N.A. (the “Option Counterparties”), and in connection with the exercise in full of the option to purchase additional Notes granted to the underwriters of the Notes, on July 2, 2018, the Company entered into additional capped call transactions (such additional capped call transactions, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”) with the Option Counterparties. The Company used approximately $29.4 million of the net proceeds from the Notes Offering to pay the cost of the Capped Call Confirmations.

The Capped Call Confirmations are expected generally to reduce the potential dilution to the Company’s Class C capital stock upon any conversion of Notes and/or offset the cash payments the Company is required to make in excess of the principal amount of the Notes in the event that the market price of the Class C capital stock is greater than the strike price of the Capped Call Confirmations (which initially corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the Capped Call Confirmations), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Confirmations. The Capped Call Confirmations have an initial cap price of approximately $78.37 per share, which represents a premium of approximately 37.5% over the public offering price of the Company’s Class C capital stock in the concurrent Shares Offering of $57.00, and is subject to certain adjustments under the terms of the Capped Call Confirmations. The Capped Call Confirmations will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Class C capital stock that will underlie the Notes.

The Company will not be required to make any cash payments to the Option Counterparties or their respective affiliates upon the exercise of the options that are a part of the Capped Call Confirmations, but the Company will be entitled to receive from the Option Counterparties or their respective affiliates a number of shares of the Company’s Class C capital stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of the Class C capital stock, as measured under the terms of the Capped Call Confirmations, is greater than the strike price of the Capped Call Confirmations during the relevant valuation period under the Capped Call Confirmations. However, if the market price per share of Class C capital stock, as measured under the terms of the Capped Call Confirmations, exceeds the cap price of the Capped Call Confirmations during such valuation period, the number of shares of Class C capital stock and/or the amount of cash the Company expects to receive upon exercise of the Capped Call Confirmations will be capped based on the amount by which the cap price exceeds the strike price of the Capped Call Confirmations.

The Capped Call Confirmations are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the rights of the holders under the Notes.

The description of the Capped Call Confirmations above is qualified in its entirety by reference to the text of the Capped Call Confirmations, copies of which are attached as Exhibits 10.1 through 10.8 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of July 3, 2018, by and between Zillow Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 1.50% Convertible Senior Note due 2023 (included in Exhibit 4.1).

10.1	Base Capped Call Confirmation, dated June 28, 2018, between Zillow Group, Inc. and Goldman Sachs & Co. LLC.

10.2	Base Capped Call Confirmation, dated June 28, 2018, between Zillow Group, Inc. and Citibank, N.A.

10.3	Base Capped Call Confirmation, dated June 28, 2018, between Zillow Group, Inc. and Royal Bank of Canada, represented by RBC Capital Markets, LLC as its agent.

10.4	Base Capped Call Confirmation, dated June 28, 2018, between Zillow Group, Inc. and Bank of America, N.A.

10.5	Additional Capped Call Confirmation, dated July 2, 2018, between Zillow Group, Inc. and Goldman Sachs & Co. LLC.

10.6	Additional Capped Call Confirmation, dated July 2, 2018, between Zillow Group, Inc. and Citibank, N.A.

10.7	Additional Capped Call Confirmation, dated July 2, 2018, between Zillow Group, Inc. and Royal Bank of Canada, represented by RBC Capital Markets, LLC as its agent.

10.8	Additional Capped Call Confirmation, dated July 2, 2018, between Zillow Group, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2018	ZILLOW GROUP, INC.

	By:	/s/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Interim Chief Financial Officer and Interim Chief Accounting Officer

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